UACSC 97-A
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 06/30/97

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
PRINCIPAL BALANCE RECONCILIATION                                              D O L L A R S                                 NUMBERS
                                                          CLASS A-1       CLASS A-2        CLASS A-3     TOTAL CLASS A's
                                                        --------------   --------------   -------------    --------------    ------
Original Principal Balance                              167,000,000.00   107,000,000.00   19,347,947.22    293,347,947.22    20,702
Beginning Period Principal Balance                      135,143,036.60   107,000,000.00   19,347,947.22    261,490,983.82    19,216
Principal Collections - Scheduled Payments                3,291,099.30             0.00            0.00      3,291,099.30         0
Principal Collections - Payoffs                           3,370,314.38             0.00            0.00      3,370,314.38       289
Principal Withdrawal from Payahead                            6,389.12             0.00            0.00          6,389.12         0
Gross Principal Charge Offs                                 845,336.67             0.00            0.00        845,336.67        60
Repurchases                                                  27,135.99             0.00            0.00         27,135.99        10
Ending Balance                                          127,602,761.14   107,000,000.00   19,347,947.22    253,950,708.36    18,857
                                                        ==============   ==============   =============    ==============    ======

Certificate Factor                                           0.7640884        1.0000000       1.0000000         0.8656979
Pass Through Rate                                                6.130%           6.375%          6.480%            6.242%
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
CASH FLOW RECONCILIATION
Principal Wired                                                                                              6,740,577.86
Interest Wired                                                                                               2,818,257.22
Withdrawal from Payahead Account                                                                                10,976.74
Repurchases (Principal and Interest)                                                                            27,681.96
Charge Off Recoveries                                                                                           98,246.01
Interest Advances                                                                                               55,595.86
Certificate Account Interest Earned                                                                             29,558.93
Spread Account Withdrawal                                                                                            0.00
Class A Surety Bond Draw for Class I Interest                                                                        0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                           0.00
Total Cash Flow                                                                                              9,780,894.58
                                                                                                             ============

TRUSTEE DISTRIBUTION  (07/09/97)

Total Cash Flow                                                                                              9,780,894.58
Unrecovered Advances on Defaulted Receivables                                                                   27,267.51
Servicing Fee (Due and Unpaid)                                                                                       0.00
Interest to Class A-1 Certificateholders                                                                       690,355.68
Interest to Class A-2 Certificateholders                                                                       568,437.50
Interest to Class A-3 Certificateholders                                                                       104,478.91
Interest to Class I Certificateholders                                                                         439,265.90
Principal to Class A-1 Certificateholders                                                                    7,540,275.46
Principal to Class A-2 Certificateholders                                                                            0.00
Principal to Class A-3 Certificateholders                                                                            0.00
Surety Bond Premium                                                                                             31,743.84
Interest Advance Recoveries from Payments                                                                       44,954.51
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                       0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                         0.00
Deposit to Payahead                                                                                             86,414.35
Certificate Account Interest to Servicer                                                                        29,558.93
Payahead Account Interest to Servicer                                                                              673.10
Excess                                                                                                         217,468.89
Net Cash                                                                                                             0.00
                                                                                                             ============

Monthly Servicing Fee and the Spread Amount                                                                  1,675,977.44
                                                                                                             ============

Servicing Fee Retained from Interest Collections                                                               217,909.15

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
SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                     0.00
Beginning Balance                                                                                            2,730,482.02
Trustee Distribution of Excess                                                                                 217,468.89
Interest Earned                                                                                                 11,068.47
Spread Account Draws                                                                                                 0.00
Reimbursement for Prior Spread Account Draws                                                                         0.00
Distribution of Funds to Servicer                                                                                    0.00
Ending Balance                                                                                               2,959,019.38
                                                                                                             ============
Required Balance                                                                                             3,666,849.34

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                            14,667,397.36
Beginning Balance                                                                                           10,344,067.17
Reduction Due to Spread Account                                                                               (228,537.36)
Reduction Due to Principal Reduction                                                                          (377,013.77)
Ending Balance                                                                                               9,738,516.04
                                                                                                            =============

First Loss Protection Required Amount                                                                        9,738,516.04
First Loss Protection Fee %                                                                                          2.00%
First Loss Protection Fee                                                                                       16,230.86

SURETY BOND  RECONCILIATION

Original Balance                                                                                           293,347,947.22
Beginning Balance                                                                                          260,162,787.53
Draws                                                                                                                0.00
Reimbursement of Prior Draws                                                                                         0.00
Ending Balance                                                                                             260,162,787.53
                                                                                                           ==============

Adjusted Ending Balance Based
     Upon Required Balance                                                                                 252,339,219.71
                                                                                                           ==============
Required Balance                                                                                           252,339,219.71

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                              165,669.97
Deposit                                                                                                         86,414.35
Payahead Interest                                                                                                  673.10
Withdrawal                                                                                                      10,976.74
Ending Balance                                                                                                 241,780.68
                                                                                                           ==============
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